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                                                                    Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Glacier Bancorp, Inc.
Kalispell, Montana



We consent to the incorporation by reference in the registration statement of Glacier Bancorp, Inc. on Form S-3 of our report dated February 24, 2006, on our audit of the consolidated statement of financial condition of Glacier Bancorp, Inc. as of December 31, 2005 and the related consolidated statements of operations, stockholders' equity, and comprehensive income and cash flows for the year then ended, which report is included in the December 31, 2005 annual report on Form 10-K of Glacier Bancorp, Inc. We also consent to the incorporation by reference of our reports dated February 24, 2006, on managements assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Glacier Bancorp, Inc. as of December 31, 2005 which reports are included in the annual report on Form 10-K of Glacier Bancorp, Inc. We also consent to the reference to our firm under the caption "Experts."

/s/ BKD, LLP


Denver, Colorado
June 6, 2006